EXHIBIT 5.1
[Letterhead of Howard Rice Nemerovski Canady Falk & Rabkin]
April 24, 2006
PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111
Ladies and Gentlemen:
     This letter is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), filed by PlanetOut Inc., a Delaware corporation (the “Company”), on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This letter is being filed as an exhibit to the Registration Statement.
     The Prospectus describes the proposed issuance and sale (a) by the Company of: (i) shares of the common stock, par value $0.001 per share, of the Company (such stock, the “Common Stock,” and such shares, the “Company Common Shares”)); (ii) shares of the preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”); (iii) senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder (the “Senior Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a form of which is filed as Exhibit 4.5 to the Registration Statement; (iv) subordinated debt securities, in one or more series (the “Subordinated Debt Securities”), which may be issued under an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder (the “Subordinated Indenture”), between the Company and the Trustee, a form of which is filed as Exhibit 4.6 to the Registration Statement; and (v) warrants to purchase Company Common Shares, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the “Warrants”), which may be issued pursuant to a warrant agreement to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”), by and between the Company and a bank or trust company as warrant agent (the “Warrant Agent”); and (b) by certain selling stockholders of the Company, to be identified in one or more Prospectus Supplements (as defined below), of up to 1,700,000 shares of Common Stock outstanding as of the date hereof (the “Secondary Common Shares”).
     The Company Common Shares, Secondary Common Shares, Preferred Stock, Subordinated Debt Securities, Senior Debt Securities and Warrants are collectively referred to herein as the “Securities,” and any Securities issued in transactions covered by the Registration Statement that are convertible into or exercisable for shares of Company Common Shares or Preferred Stock are collectively referred to herein as “Convertible Securities.” The Senior Debt Securities and the Subordinated Debt Securities are

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April 24, 2006

collectively referred to herein as the “Debt Securities,” and each of the Senior Indenture and the Subordinated Indenture is referred to herein as an “Indenture.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Act. The Prospectus contemplates that, in connection with each such offering, the Prospectus will be supplemented by one or more supplements (each, a “Prospectus Supplement”).
     In connection with this opinion letter, we have examined the following documents:
(1)	The Registration Statement, in the form filed with the Commission on the date of this opinion letter, including the documents filed as exhibits thereto;

(2)	The Prospectus, in the form filed with the Commission on the date of this opinion letter;

(3)	The Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on October 19, 2004 (the “Charter”);

(4)	The Company’s Amended and Restated Bylaws, as certified by an officer of the Company on April 24, 2006 (the “Bylaws”);

(5)	The form of Senior Indenture;

(6)	The form of Subordinated Indenture;

(7)	Resolutions of the Board of Directors of the Company adopted on April 21, 2006;

(8)	The minute books of the Company (the “Minute Books”) and the stock ledger of the Company (the “Stock Ledger”) provided to us by certain officers of the Company;

(9)	A specimen certificate for the shares of Common Stock (the “Specimen Certificates”);

(10)	One or more certificates of one or more officers of the Company.
     In rendering the opinions set forth below, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents and that all corporate records of the Company provided to us for review are accurate and complete. We have further assumed the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the enforceability thereof.
     As to matters of fact material to our opinions, we have relied solely upon our review of the enumerated documents referred to above in this letter. We have assumed that the recitals of fact set forth in such documents are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter and express no opinion with respect to such factual matters or assumptions. In rendering the opinions set forth below, we have considered only the Delaware General Corporation Law and those laws, statutes, rules and regulations of the State of California (exclusive of municipal and other local laws) presently in effect that, in our experience, are normally applicable to transactions of the type contemplated by the documents enumerated in the fourth paragraph of this letter.

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April 24, 2006

     With respect to our opinions as to the Company Common Shares, we have assumed that, at the time of issuance and sale of the Company Common Shares, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the cash consideration payable in connection with the issuance and sale of such Company Common Shares (including shares of Company Common Shares underlying any Convertible Securities) is not less than the par value of the Common Stock. With respect to our opinions as to the Secondary Common Shares, we have relied solely upon a certified copy of the Charter, the Bylaws, the Minute Books, the Stock Ledger, the Specimen Certificates and one or more certificates of one or more officers of the Company, except that with respect to our opinion regarding full payment of the Secondary Common Shares, we have relied solely upon a certificate of an officer of the Company to the effect that the consideration for such shares was received by the Company in accordance with applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares. With respect to our opinions as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the cash consideration payable in connection with the issuance and sale of such shares of Preferred Stock (including shares of Preferred Stock underlying any Convertible Securities) is not less than the par value of the Preferred Stock. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter.
     Based upon the foregoing and subject to the additional qualifications, limitations and exceptions set forth below, we are of the opinion that:
     1.   With respect to the Company Common Shares issued in transactions covered by the Registration Statement, including Company Common Shares underlying any Convertible Securities (and assuming, without expressing any opinion with respect thereto, that: (i) the Registration Statement is effective under the Act, (ii) the Company is in good standing under the laws of the State of Delaware, (iii) the terms of the Company Common Shares and of their issuance and sale have been duly authorized by all necessary corporate action on the part of the Company and duly established in conformity with the Company’s certificate of incorporation and bylaws, (iv) the issuance and sale of the Company Common Shares does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company, (v) the certificates for the Company Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor and (vi) the Company Common Shares have been duly issued and sold against payment of the purchase price therefor in accordance with the Registration Statement, the Prospectus, the related Prospectus Supplement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or any instrument relating to the Convertible Securities, as applicable), the Company Common Shares will be validly issued, fully paid and nonassessable. The Secondary Common Shares were validly issued and are fully paid and nonassessable.
     2.   With respect to the Preferred Stock issued in transactions covered by the Registration Statement, including shares of Preferred Stock underlying any Convertible Securities (and assuming, without expressing any opinion with respect thereto, that: (i) the Registration Statement is effective under the Act, (ii) the Company is in good standing under the laws of the State of Delaware, (iii) the terms of the Preferred Stock and of its issuance and sale have been duly authorized by all necessary corporate action on the part of the Company and duly established in conformity with the Company’s certificate of incorporation and bylaws, (iv) a certificate of designation with respect to the Preferred Stock has been

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April 24, 2006

duly filed with the Secretary of State of the State of Delaware, (v) the issuance and sale of the Preferred Stock does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company, (vi) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor and (vii) the Preferred Stock has been duly issued and sold against payment of the purchase price therefor in accordance with the Registration Statement, the Prospectus, the related Prospectus Supplement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or any instrument relating to the Convertible Securities, as applicable), the Preferred Stock will be validly issued, fully paid and nonassessable.
     3.   With respect to the Debt Securities issued in transactions covered by the Registration Statement (and assuming, without expressing any opinion with respect thereto, that: (i) the Registration Statement is effective under the Act, (ii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Company is in good standing under the laws of the State of Delaware, (iv) the terms of the Debt Securities and of their issuance and sale have been duly authorized by all necessary corporate action on the part of the Company, (v) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (vi) the terms of the Debt Securities have been established in conformity with the applicable Indenture so as not to violate any applicable law or the certificate of incorporation or bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vii) such Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the applicable Indenture and are issued and sold against payment of the purchase price therefor and issued and sold in accordance with the Indenture, the Registration Statement, the Prospectus, the related Prospectus Supplement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement), the Debt Securities will constitute binding obligations of the Company, except as the binding nature of the same may be limited by one or more of the Stated Exceptions (as defined below).
     4.   With respect to the Warrants issued in transactions covered by the Registration Statement (and assuming, without expressing any opinion with respect thereto, that: (i) the Registration Statement is effective under the Act, (ii) the Company is in good standing under the laws of the State of Delaware, (iii) the terms of the Warrants and of their issuance and sale have been duly authorized by all necessary corporate action on the part of the Company, (iv) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (v) the terms of the Warrants have been established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or the certificate of incorporation or bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement and are issued and sold against payment of the purchase price therefor and issued and sold in accordance with the Warrant Agreement, the Registration Statement, the Prospectus, the related Prospectus Supplement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement), the Warrants will constitute binding obligations of the Company, except as the binding nature of the same may be limited by one or more of the Stated Exceptions.
     In addition to the qualifications, limitations and exceptions set forth elsewhere in this letter, our opinions in paragraphs 3 and 4 above are subject to and qualified by the effects of each of the following (collectively, the “Stated Exceptions”): (i) applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other laws or court

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decisions relating to or affecting the rights of creditors; (ii) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute; (iii) California judicial decisions which have held that certain provisions of agreements, including without limitation those providing for the acceleration of indebtedness upon the occurrence of events described therein, are unenforceable under circumstances where it cannot be demonstrated that the enforcement of such provisions is reasonably necessary for the protection of the party seeking enforcement, has been undertaken in good faith under the circumstances then existing and is commercially reasonable; (iv) limitations on the enforceability of indemnification, release, contribution, exculpatory or nonliability provisions under federal or state securities laws, under Sections 1542, 1543 and 2772-78 of the California Civil Code, and under any other applicable statute or court decisions, including, without limitation, the effect of California statutes and cases applying such statutes which have denied enforcement of indemnification agreements against the indemnitee’s negligence, wrongdoing or violation of law; (v) the potential to vary the provisions of an unambiguous agreement on the basis of parol evidence; (vi) the unenforceability, under certain circumstances, of provisions of agreements which provide for penalties, late charges, additional interest in the event of a default or fees or costs related to such charges; (vii) the unenforceability, under certain circumstances, of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies; (viii) the unenforceability of provisions of agreements prohibiting waivers of provisions otherwise than in writing to the extent that Section 1698 of the California Civil Code permits oral modifications that have been performed; (ix) the unenforceability, under certain circumstances, of provisions that purport to appoint a party as attorney-in-fact or agent for an adverse party; (x) the unenforceability, under certain circumstances, of provisions purporting to govern forum selection, personal jurisdiction or subject matter jurisdiction; (xi) the effect of Section 23301 et seq. of the California Revenue and Taxation Code, which provides that a party to a contract may void the contract, under certain circumstances described in Section 23304.1 of such Code; (xii) the unenforceability, under certain circumstances, of provisions that contain prospective waivers of (A) vaguely or broadly stated rights, (B) unknown future rights, (C) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly permits such waiver, (D) unknown future defenses and (E) rights to damages; (xiii) the unenforceability of provisions purporting to require the award of attorneys’ fees, expenses or costs, where such provisions do not satisfy the requirement of Section 1717 et seq. of the California Civil Code and judicial decisions thereunder or otherwise violate public policy; (xiv) the effect of Section 631(d) of the California Code of Civil Procedure, which provides that a court may, in its discretion upon just terms, allow a trial by jury although there may have been a waiver of trial by jury; and (xv) the effect, on any provision that directly or indirectly p urports to effect a jury trial waiver, of Grafton Partners, L.P. v. Superior Court, 36 Cal.4th 944 (2005), in which the California Supreme Court held that pre-dispute jury trial waivers are unenforceable.
     Notwithstanding anything in this letter to the contrary, the opinions set forth above are given only as of the date hereof. We disclaim any obligation to update any of the opinions rendered herein and express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

PlanetOut Inc.
April 24, 2006

     The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this letter. This letter is rendered solely for your benefit in connection with the transactions contemplated by the documents enumerated above and may not be relied upon by any other party. Copies of this letter may not be circulated or furnished to any other person or entity and this letter may not be referred to in any report or document furnished to any other person or entity, without our prior written consent; provided, however, that we consent to your filing this letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours, HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN, A Professional Corporation
By:	/s/ Larry W. Smith
Larry W. Smith
On Behalf of the Firm